THIS ANNOUNCEMENT IS IMPORTANT AND REQUIRES THE IMMEDIATE ATTENTION OF NOTEHOLDERS. IF NOTEHOLDERS ARE IN ANY DOUBT AS TO THE ACTION THEY SHOULD TAKE, THEY SHOULD CONSULT THEIR OWN INDEPENDENT PROFESSIONAL ADVISERS AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (IF THEY ARE IN THE UNITED KINGDOM), OR FROM ANOTHER APPROPRIATELY AUTHORISED INDEPENDENT FINANCIAL ADVISER (IF THEY ARE NOT).

THIS CONSENT SOLICITATION IS MADE FOR THE SECURITIES OF A NON-U.S. COMPANY. THE CONSENT SOLICITATION IS SUBJECT TO DISCLOSURE REQUIREMENTS IN PORTUGAL AND THE UNITED KINGDOM THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES OF AMERICA. FINANCIAL STATEMENTS INCLUDED OR INCORPORATED BY REFERENCE IN THE CONSENT SOLICITATION MEMORANDUM HAVE BEEN PREPARED IN ACCORDANCE WITH INTERNATIONAL FINANCIAL REPORTING STANDARDS OR OTHER NON-U.S. ACCOUNTING STANDARDS THAT MAY NOT BE COMPARABLE TO THE FINANCIAL STATEMENTS OF UNITED STATES COMPANIES.

IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE U.S. FEDERAL SECURITIES LAWS, SINCE PT IS LOCATED IN A FOREIGN COUNTRY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF FOREIGN COUNTRIES. YOU MAY NOT BE ABLE TO SUE A FOREIGN COMPANY OR ITS OFFICERS AND DIRECTORS IN A FOREIGN COURT FOR VIOLATIONS OF U.S. SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A FOREIGN COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A U.S. COURT’S JUDGMENT.

PORTUGAL TELECOM, SGPS S.A.

(The “Company”)

Sociedade Aberta

Registered Office: Avenida Fontes Pereira de Melo, 40, Lisboa

Share Capital: Euro 26,895,375

Registration with the Commercial Registry of Lisbon and

Corporation no. 503 215 058

ANNOUNCEMENT

The holders (the “Noteholders”) of the €400,000,000 6.25 per cent Notes due 2016 issued by the Company under its €7,500,000,000 Euro Medium Term Note Programme (ISIN PTPTCYOM0008 - hereinafter referred to as the “Notes”) are hereby informed that the Meeting of Noteholders which was scheduled for 3 March 2014, did not take place due to the lack of a quorum. As informed in the relevant Notice (the “Notice”), an adjourned Meeting is scheduled for 18 March 2014, at 10:00 a.m. (Lisbon time), to be held at the Company’s registered office, located at Avenida Fontes Pereira de Melo, 40, in Lisbon, with the same agenda.

Unless the context otherwise requires, capitalised terms used but not defined in this Announcement shall have the meaning given in the Notice, the Extraordinary Resolution proposal or the Consent Solicitation Memorandum published on 7 February 2014.

Below are the specific aspects to be taken into consideration with respect to the adjourned Meeting. Except when contradicted by the terms of this Announcement, the terms and conditions of the Notice, the Extraordinary Resolution proposal and the Consent Solicitation Memorandum published on 7 February 2014 shall apply to the adjourned Meeting.

Consent Instructions submitted for the initial Meeting

Noteholders who have validly submitted Consent Instructions for the initial Meeting through any of the means indicated in the Notice for the initial Meeting should consider whether or not they wish such Consent Instruction(s) to stand for the adjourned Meeting. Noteholders may:

(i) revoke their Consent Instructions by the New Revocation Deadline, as defined below; or

(ii) submit a new Consent Instruction, voting for or against the Proposals, or abstaining from voting, by the New Expiration Deadline, as defined below; or

(iii) take no action in which case the Consent Instruction originally submitted in respect of the initial Meeting will stand and count towards the number of Notes registered on the New Record Date and the quorum and voting thresholds for the adjourned Meeting.

The revocation instruction described in (i) above must specify the Notes to which the original Consent Instruction related, the securities account in which such Notes are or were credited and any other information required by the Tabulation Agent or the Chairman of the Meeting.

The submission of a new Consent Instruction, as described in (ii) above, shall be made pursuant to the terms defined below for the adjourned Meeting. Such new Consent Instruction shall be deemed as automatically revoking the Consent Instruction submitted by the relevant Noteholders for the initial Meeting.

The absence of any action by the relevant Noteholder as described in (iii) above will result in the Consent Instruction that was validly submitted for the initial Meeting being transmitted, on behalf of the Noteholder, to the Chairman of the Meeting for the purposes of the adjourned Meeting, and being considered in respect of the number of Notes registered on the New Record Date (as defined below) in the name of the relevant Noteholder in the individual securities account(s) opened with the relevant financial intermediary(ies) and the quorum and voting thresholds for the adjourned Meeting.

Noteholders who validly revoke their Consent Instructions will not be eligible to receive the Early Consent Fee.

Noteholders who were eligible to receive the Early Consent Fee in respect of the initial Meeting and whose Consent Instructions in favour of the Extraordinary Resolution are to be considered for the adjourned Meeting as described in (iii) above (and are not revoked prior to the New Revocation Deadline), will be eligible to receive the Early Consent Fee of 0.40% of the aggregate nominal amount of Notes registered in the name of the relevant Noteholder on the New Record Date defined below.

Professional Noteholders (as defined below) who are eligible to receive the Early Consent Fee related to the adjourned Meeting as described above, shall be eligible to receive an Early Consent Fee of 0.40% of the aggregate nominal amount of Notes voted in favour of the Extraordinary Resolution (if such votes are not revoked prior to the New Revocation Deadline) and that are registered in the name of the relevant Professional Noteholder on the New Record Date defined below.

Participation in the Meeting

Noteholders who, at 12:00 a.m. (Lisbon time) on 11 March 2014 (the “New Record Date”), hold at least one Note shall be entitled to participate and vote at the Meeting.

Noteholders intending to take part in the Meeting shall declare such intent to the Chairman of the Meeting and to the financial intermediary(ies) with whom they have opened an individual securities account (each, a “Financial Intermediary”), being an affiliate member of Interbolsa, by no later than 11:59 p.m. (Lisbon time) on 10 March 2014 (“Declaration of Participation”). For such purpose, the Noteholders may (and are urged to) use the Declaration of Participation forms made available to them at the Company’s registered office and on its website ir.telecom.pt as from today.

Financial intermediaries who are informed of the intent of their clients to take part in the Meeting shall send to the Chairman of the Meeting, by 11:59 p.m. (Lisbon time) on 11 March 2014, i.e. by the end of the day of the New Record Date, the information on the number of Notes registered in the name of each client in accordance with article 74 of the Portuguese Securities Code as of the New Record Date (“Declaration of the Financial Intermediary”), and for such purpose they may use the e-mail address assembleia-ptsgps@telecom.pt.

Noteholders will only be able to vote if the Declaration of Participation in respect of their Notes has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 10 March 2014 and the Declaration of the Financial Intermediary in respect of their Notes has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 11 March 2014.

Any Noteholder who, as a professional, holds Notes in its own name but on behalf of clients (“Professional Noteholder”) may vote in different directions in respect of the Notes it holds, provided that, in addition to the submission of a Declaration of Participation and the sending of all the information referred to above by his Financial Intermediary, such Professional Noteholder submits to the Chairman of the Meeting, by 11:59 p.m. (Lisbon time) on 10 March 2014, by using any sufficient and proportional means of proof: (i) the identification of each client and the number of Notes entitled to vote on such client’s behalf, and (ii) the voting instructions given by each relevant client specifically for the item on the agenda. For these purposes, it is considered a “sufficient and proportional mean of proof” a statement of responsibility sent by the Professional Noteholder confirming that he has received from his clients voting instructions to the item on the agenda and indicating the other information referred to in (i) and (ii) above.

Professional Noteholders are admitted to participate and vote only if: (i) the information mentioned in the preceding paragraph has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 10 March 2014, (ii) the respective Declaration of Participation has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 10 March 2014, and (iii) the respective Declaration of the Financial Intermediary has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 11 March 2014.

Representation of Noteholders

Noteholders’ letters of representation, as well as letters of Noteholders who are corporations conveying the name of the person who represents them, shall be addressed to the Chairman of the Meeting so that they are received no later than 11:59 p.m. (Lisbon time) on 10 March 2014.

Representatives of Noteholders are admitted to participate and vote only if: (i) the information mentioned in the preceding paragraph has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 10 March 2014, (ii) the respective Declaration of Participation has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 10 March 2014, and (iii) the respective Declaration of the Financial Intermediary has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 11 March 2014.

Voting by correspondence

Noteholders may download the voting papers from the website ir.telecom.pt (such papers being available thereon as from today), and send the same to the Company, addressed to the Chairman of the Meeting, duly completed and in a closed envelope, so that they are received, together with an envelope containing the declaration with a signature certified so as to confirm that the signing person has powers to bind the relevant company or, in the case of individuals, with a simple signature accompanied by a photocopy of the relevant identity card, no later than 5:00 p.m. (Lisbon time) on 10 March 2014.

The votes of Noteholders cast by correspondence are only considered if: (i) the information mentioned in the preceding paragraph has been received by the Chairman of the Meeting by 5:00 p.m. (Lisbon time) on 10 March 2014, (ii) the respective Declaration of Participation has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 10 March 2014, and (iii) the respective Declaration of the Financial Intermediary is received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 11 March 2014.

Voting by electronic means

Noteholders may also vote through the website ir.telecom.pt, in accordance with the requirements established thereon, provided that, no later than 5:00 p.m. (Lisbon time) on 7 March 2014, the Chairman of the Meeting receives a communication, prepared in accordance with the form made available on that same website, with a certified signature so as to confirm that the signing person has powers to bind the relevant company or, in the case of individuals, with a simple signature accompanied by a photocopy of the relevant identity card. This communication shall include the mailing address to which the Noteholder intends that the password provided by the Company for this purpose is sent.

Such Noteholders may cast their votes between 12:00 a.m. (Lisbon time) on 11 March 2014 and 5:00 p.m. (Lisbon time) on 13 March 2014.

The votes of Noteholders cast by electronic means, as described above, will only be considered if: (i) the documentation required above in order to request the voting by electronic means has been received by the Chairman of the Meeting as described above, (ii) the respective Declaration of Participation has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 10 March 2014, and (iii) the respective Declaration of the Financial Intermediary has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 11 March 2014.

Voting through the Tabulation Agent

Registered Holders can vote via the electronic platform located at www.e-forms.lucid-is.com/portugaltelecom . Registered Holders will be required to register providing certain details to verify their identity and holding of Notes against the list of Registered Holders established by Interbolsa at 12:00 a.m. (Lisbon time) on 11 March 2014.

Other new deadlines to take into account

For the purposes of the adjourned Meeting of Noteholders, the New Revocation Deadline shall be 5:00 p.m. (Lisbon time) on 10 March 2014 and the New Expiration Deadline shall be 5:00 p.m. (Lisbon time) on 13 March 2014.